UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009 (September 14, 2009)

DOCUMENT CAPTURE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25839	59-3134518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1798 Technology Drive, Suite 178
San Jose, California 95110
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 436-9888

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Document Capture Technologies, Inc., a Delaware corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information based upon the beliefs of, and currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions and variations thereof as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements contained in the Registrant’s Filings are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements contained herein to conform these statements to actual results.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the agreements described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as exhibits.

On September 14, 2009 ("Effective Date"), Document Capture Technologies, Inc. (the "Company") and Syscan, Inc., the Company's wholly-owned subsidiary ("Syscan"), entered into a Loan and Security Agreement ("Loan Agreement") with Bridge Bank, National Association ("Bank"). For purposes of the Loan Agreement, the Company and Syscan are collectively referred to as "Borrower." The Loan Agreement is attached hereto as Exhibit 10.1.  In addition, the Company issued to the Bank warrants to purchase 68,027 shares of the Company’s common stock at an exercise price of $0.588 per share.  A copy of the warrant is attached hereto as Exhibit 10.2. The loan is a revolving credit facility that replaces the Company's current revolving credit facility with Silicon Valley Bank.

Under the Loan Agreement, the Borrower opened up an accounts receivable and inventory revolving line of credit ("Revolving Line") for a principal amount of $2,000,000 ("Maximum Dollar Amount").  The interest rate

Pursuant to the Loan Agreement, Bank shall make advances not exceeding the lesser of (i) $2,000,000, or (ii) 75% of the Borrowing Base, minus, in each case, the aggregate face amount of all outstanding Letters of Credit, the Cash Management Services, and the FX Amount (all as defined in the Loan Agreement).

The Borrowing Base is equal to 75% of Eligible Accounts (as defined in the Loan Agreement).

Amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Bank's prime rate plus 2.00% with respect to advances based on accounts receivables, provided that the Bank’s prime rate shall not be less than 4%.

The Bank has the right to declare all of the amounts due under the Revolving Line immediately due and payable upon an Event of Default (as defined in the Loan Agreement).

The Borrower granted Bank a continuing security interest, and pledged to Bank, all of its assets to secure payment and performance of its obligations under the Loan Agreement.

The Revolving Line shall terminate one year from the Effective Date, when the principal amount of all advances, unpaid interest thereon, and all other obligations relating to the Revolving Line shall be immediately due and payable.

Section 8 – Other Events

Item 8.01 Other Events.

On September 14, 2009, the Company held its annual meeting of stockholders, whereby its stockholders were asked to vote on the following Proposals:

1.
To elect each of Edward Straw, David Clark, William Hawkins, Darwin Hu, Frank Musso and Jody Samuels to serve as directors of the Company until the next annual meeting of stockholders or until their successors have been duly elected or appointed and qualified.

2.	To vote to approve the Company’s 2009 Stock Option Plan authorizing the issuance of up to 1,500,000 shares.

3.	To vote to ratify the appointment by the Company’s Board of Directors of Hein & Associates LLP, to serve as the Company’s independent auditors for the year ended December 31, 2009.

All of the nominees named in Proposal #1, except for Frank Musso, were elected by the stockholders to serve as directors of the Company until the next annual meeting of stockholders or until their successors have been duly elected or appointed and qualified.  Each of Proposals #2 and #3 set forth above were approved by the stockholders and received the requisite number of votes to approve the proposed actions.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Form of Loan and Security Agreement dated September 14, 2009 by and between Bridge Bank, National Association, Document Capture Technologies, Inc. and Syscan, Inc.
10.2	Form of Warrant dated September 14, 2009 between Document Capture Technologies, Inc. and Bridge Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2009	DOCUMENT CAPTURE TECHNOLOGIES, INC.

	By:	/s/ David P. Clark
David P. Clark Chief Executive Officer